    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1996


                                                      REGISTRATION NO. 333-12809
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              INNKEEPERS USA TRUST
        (Exact name of registrant as specified in governing instruments)
                             ---------------------

                   MARYLAND                                     65-0503831
(State or other jurisdiction of incorporation      (I.R.S. Employer Identification No.)
               or organization)

                            306 ROYAL POINCIANA WAY
                           PALM BEACH, FLORIDA 33480
                    (Address of principal executive offices)
                             ---------------------
                               JEFFREY H. FISHER
                              INNKEEPERS USA TRUST
                            306 ROYAL POINCIANA WAY
                           PALM BEACH, FLORIDA 33480
                                 (407) 835-1800
                    (Name and address of agent for service)
                             ---------------------
                                   COPIES TO:

             MARK A. MURPHY, ESQ.                          PETER T. HEALY, ESQ.
              HUNTON & WILLIAMS                           O'MELVENY & MYERS LLP
        RIVERFRONT PLAZA -- EAST TOWER                   EMBARCADERO CENTER WEST
              951 E. BYRD STREET                            275 BATTERY STREET
           RICHMOND, VIRGINIA 23219                  SAN FRANCISCO, CALIFORNIA 94111
                (804) 788-8685                                (415) 984-8833

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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


                                EXPLANATORY NOTE



     This Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-12809) is filed for the purpose of including certain exhibits to the Registration Statement. Accordingly, this Amendment includes only PART II of the Registration Statement and the exhibits thereto.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of the Shares.


Securities and Exchange Commission registration fee...............................  $ 37,940
NASD filing fee...................................................................    11,503
NYSE Additional Listing Fee.......................................................    35,000
Printing and mailing expenses.....................................................   300,000
Accountant's fees and expenses....................................................   150,000
Blue Sky fees and expenses........................................................    12,000
Counsel fees and expenses.........................................................   350,000
Miscellaneous expenses............................................................     3,557
                                                                                    --------
          Total...................................................................  $950,000
                                                                                    ========


---------------

* To be supplied by amendment.

ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

     The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 16.  EXHIBITS


EXHIBITS
--------
   1.1    --   Form of Underwriting Agreement
   2.1    --   Contribution Agreement dated September 16, 1996 among Denver Downtown Residence
               Associates, L.P., a Kansas limited partnership, as Contributor, Innkeepers USA
               Limited Partnership, as Acquiror, and Innkeepers USA Trust, a Maryland real estate investment trust, in connection with the Residence Inn -- Denver (Downtown),
               Colorado hotel
   2.2    --   Contribution Agreement dated September 16, 1996 among Sunnyvale Residence
               Associates, L.P., a Kansas limited partnership, as Contributor, Innkeepers USA
               Limited Partnership, as Acquiror, and Innkeepers USA Trust, a Maryland real estate investment trust, in connection with the Residence Inn -- Silicon Valley I,
               California hotel
   2.3    --   Contribution Agreement dated September 16, 1996 among Kentwood Residence
               Associates, a Kansas general partnership, as Contributor, Innkeepers USA Limited
               Partnership, as Acquiror, and Innkeepers USA Trust, a Maryland real estate investment trust, in connection with the Residence Inn -- Grand Rapids, Michigan hotel
   2.4    --   Contribution Agreement dated September 16, 1996 among San Mateo Residence
               Associates, L.P., a Kansas limited partnership, as Contributor, Innkeepers USA
               Limited Partnership, as Acquiror, and Innkeepers USA Trust, a Maryland real estate investment trust, in connection with the San Mateo Residence Inn Hotel, San Mateo,
               CA
   2.5    --   Contribution Agreement dated September 16, 1996 among Oakmead Residence Associates,
               L.P., a Kansas limited partnership, as Contributor, Innkeepers USA Limited
               Partnership, as Acquiror, and Innkeepers USA Trust, a Maryland real estate investment trust, in connection with the Sunnyvale II Residence Inn Hotel, Oakmead,
               CA
   2.6    --   Contribution Agreement dated September 16, 1996 among East Lansing Residence
               Associates, a Kansas general partnership, as Contributor, Innkeepers USA Limited
               Partnership, as Acquiror, and Innkeepers USA Trust, a Maryland real estate investment trust, in connection with the East Lansing Residence Inn Hotel, E.
               Lansing, MI
   2.7    --   Contribution Agreement dated September 16, 1996 among Wichita East Residence
               Associates, L.P., a Kansas limited partnership, as Contributor, Innkeepers USA
               Limited Partnership, as Acquiror, and Innkeepers USA Trust, a Maryland real estate investment trust, in connection with the Wichita Residence Inn East Hotel, Wichita,
               KS
   2.8    --   Agreement of Purchase and Sale between Innkeepers USA Limited Partnership and JF
               Atlanta, L.L.C. in connection with the Hampton Inn -- Norcross, Georgia hotel
   2.9    --   Agreement of Purchase and Sale between Innkeepers USA Limited Partnership and JF
               Atlanta, L.L.C. in connection with the Residence Inn -- Atlanta (Downtown), Georgia hotel
  2.10    --   Purchase Agreement dated September 26, 1996 by and between Residence Inn by
               Marriott, Inc. and Innkeepers USA Limited Partnership in connection with the
               Residence Inn -- Portland, Maine hotel

EXHIBITS
--------
   4.1    --   Form of Common Share Certificate (previously filed as Exhibit 4.1 to the Company's
               Form S-11 Registration Statement, Registration No. 33-81362 and incorporated herein by reference)
   4.2    --   Second Amended and Restated Partnership Agreement of the Partnership
   5.1    --   Opinion of Hunton & Williams
   8.1    --   Form of Opinion of Hunton & Williams as to Tax Matters
  23.1    --   Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1)
 *23.2    --   Consent of Coopers & Lybrand L.L.P.
 *23.3    --   Consent of KPMG Peat Marwick LLP
  24.1    --   Powers of Attorney (included on signature page)
 *99.1    --   Consent of Jack P. DeBoer


---------------


* Previously filed.


ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 33 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Palm Beach, State of Florida, on the 17th day of October, 1996.


                                          INNKEEPERS USA TRUST,
                                            a Maryland real estate investment
                                          trust
                                            (Registrant)

                                          By:       /s/  DAVID BULGER
                                            ------------------------------------
                                                        David Bulger
                                                         Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below on the 17th day of October, 1996 by the following persons in the capacities indicated.


                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------
              */s/  JEFFREY H. FISHER          Chairman of the Board and Chief Executive
---------------------------------------------    Officer (principal executive officer)
              Jeffrey H. Fisher

                  */s/  BRUCE ZENKEL           Trustee
---------------------------------------------
                Bruce Zenkel

                  */s/  MILES BERGER           Trustee
---------------------------------------------
                Miles Berger

            */s/  C. GERALD GOLDSMITH          Trustee
---------------------------------------------
             C. Gerald Goldsmith

                   /s/  DAVID BULGER           Chief Financial Officer and Secretary
---------------------------------------------    (principal accounting and financial officer)
                David Bulger

        *By:        /s/  DAVID BULGER
---------------------------------------------
                David Bulger
              Attorney-in-fact

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